Exhibit 10

Engagement Schedule No. 6

Subject to the terms of the General Services Agreement dated as of March 8, 2004, and as subsequently amended, between The Prudential Insurance Company of America (“Prudential”) and ExlService Holdings, Inc. (“Vendor”) (“Agreement”), and the terms of this Engagement Schedule, Vendor agrees to perform the following Services for and on behalf of Prudential:

1.

Vendor shall perform the services (the “Services”) identified hereunder and as set forth in the Statements of Work (“SOW”). An SOW shall substantially be in the form of Exhibit A hereto. Vendor shall perform the Services in accordance with and subject to the terms and conditions of the SOWs, this Engagement Schedule and the Agreement.

2.	In consideration of the Services, Prudential shall pay Vendor in accordance with the terms and conditions identified herein and as set forth in the SOWs.

3.

The Services will be provided from the Designated Vendor Service Locations, as identified herein and in the SOWs, and from Additional Vendor Service Locations as identified from time to time; provided, however, that the provision of Services from an Additional Vendor Service Location is subject to Prudential’s prior written approval. Any reasonable incremental expenses incurred by Prudential as a result of Vendor’s use of an Additional Vendor Service Location will be paid by Vendor or reimbursed to Prudential by Vendor.

Designated Vendor Service Locations: India

4.	Any conflict between the terms of this Engagement Schedule and the terms of the Agreement shall be governed by the terms of this Engagement Schedule.

5.	Authorized Representative(s) are listed below and as updated from time to time by each party:

Prudential:

, and

Prudential personnel at the level of Vice President or above

Vendor:

, and other executive officers of Vendor

6.	Addresses for Notices:

Prudential:

Vice President

Annuities Services

2101 Welsh Road

Dresher, P A 19025

Cc:

Chief Legal Officer, Operations & Systems,

The Prudential Insurance Company of America

55 Livingston Avenue, Roseland, New Jersey 07068.

Vendor:

280 Park Avenue, 38th Floor

New York, NY 10017

Cc:

General Counsel

280 Park Avenue, 38th Floor

New York, NY 10017

IN WITNESS WHEREOF, the Parties’ Authorized Representatives have executed this Engagement Schedule No. 6.

The Prudential Insurance Company of America

By:

Print Name:
Title:
Date:

ExlService Holdings, Inc.

By:

Print Name:
Title:
Date:

Engagement Schedule For

Prudential Annuities Transaction Processing

Effective January 25, 2010

Table of Contents

A.	Engagement Schedule Overview	5

B.	Key Milestones, Migration and BPO Production Schedules	6

C.	In-scope Services	7

D.	Prudential Dependencies	7

E.	Performance Measurements	9

F.	Program Resources	13

G.	Training	15

H.	Relationship Management	16

I.	Technology Infrastructure	18

J.	Recruiting and New Hire Requirements	22

K.	Privacy / Confidentiality	23

L.	Security	24

M.	Disaster Recovery	27

N.	Pricing / Rates and Term of Engagement	29

O.	Prudential Equipment Requirements and Listing	30

P.	Key Operational Performance Indicators	31

Q.	Key Technology Infrastructure Performance Indicators	32

R.	Roles and Responsibilities	55

EXHIBIT A: Format of Statement of Work		34

EXHIBIT B: Business Continuity Plan		35

EXHIBIT C: Financial, Operational and Regulatory Controls		36

A.	Engagement Schedule Overview

A.1	General Program Overview

Prudential’s business includes the operation of a customer support division responsible for all servicing for its Annuities business (herein described as “Transaction Processing”). Prudential desires to utilize Vendor to perform Transaction Processing Services on its behalf. Therefore Vendor will staff the Vendor offshore facility with personnel to perform and manage the Services. Transaction Processing Services will be assigned by Prudential for a particular business process (e.g., Disbursements). For each business process sourced from Vendor, the parties will document their mutual understandings in an SOW, which will provide the business process-specific details of such Services in addition to the more general ones provided herein. Vendor personnel will be billable to Prudential on a Full Time Equivalent (“FTE”) basis.

A.2	Operating Hours

Vendor will operate Monday through Friday EST during every week of the year unless otherwise specified in the applicable SOW. “Business Day” is defined as a day other than a U.S. Saturday, Sunday or Holiday (as defined herein). “Holiday” is defined as the customary Prudential Holidays as provided by Prudential in writing. A total of six (6) Holidays will be provided and shall include: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Eve (closed at 3:00 EST) and Christmas Day. A Holiday schedule with actual dates of Holidays will be sent to Vendor prior to the start of each year. The Indian Holidays of Holi (dates vary from late February to early March) and Diwali (dates vary from late October or early November) may also be considered one day Holidays with prior Prudential approval of dates and availability of Prudential applications and may be in lieu of the above listed US Holidays as proposed by Vendor no less than 60 days in advance.

B.	Key Milestones, Migration and BPO Production Schedules

The Key Milestones, Migration and Production Schedules for the Services shall be set forth in the applicable SOWs.

C.	In-scope Services

The scope of the Services to be performed by the Vendor shall be set forth in the applicable SOW.

D.	Prudential Dependencies

Except as set forth in an applicable SOW, the Prudential dependencies are as follows:

D.1.	Prudential Provided Requirements

Prudential has agreed to provide the following for the ongoing operation of Vendor’s offshore facility:

•	Access to and availability of software applications to support the Services

•	Remote connectivity from Vendor’s specified US network hub

•	Assistance with escalations

•	Volume projections and capacity requirements

•	Process updates & changes in the procedures

•	Technology updates and changes

•	Quality audits and feedback

•	Prudential Standard Operating Guidelines which shall be followed by Vendor and updated from time to time by mutual agreement

D.2.	Prudential / Vendor Coordination

Vendor and Prudential will jointly review all changes, assess the impact to the overall Transaction Processing program, determine any cost implications, and develop a solution that meets Prudential’s requirements. All Services changes will be made in accordance with the terms of the Service Change Process outlined in Section 1.7 of the Agreement.

Roles and Responsibilities, as documented in Section R of this Engagement Schedule, lists the activities and the accountable parties for each activity.

D.3.	Senior Management Escalation of Disputes

Prudential and Vendor Relationship Managers, as defined in Section H, will work together to resolve areas of dispute.

E. Performance Measurements

Prudential and Vendor agree that the Key Performance Indicators (“KPIs”) identified below and as further defined in the applicable SOW shall serve as measurements for determining whether Vendor has satisfied Prudential’s performance standards and shall be used to determine Prudential’s remedies in the event that such performance standards have not been met.

E.1.	Key Performance Indicators

The KPI’s have been categorized into two types, Critical KPIs and Secondary KPIs. These KPI metrics have been set as per the current standards of performance for Prudential Staff and/or as agreed between Prudential and Vendor following the migration of the processes described in this Engagement Schedule and an applicable SOW. These KPI metrics and control processes are subject to change by Prudential based on business changes or needs. Vendor is expected to meet or exceed the performance standards detailed for both Critical and Secondary KPIs as outlined in this Engagement Schedule and the applicable SOWs.

E.2. Critical KPIs.

The following are the Critical KPI’s upon which, together with the Critical KPI’s and performance standards contained in the applicable SOW, Vendor’s performance shall be measured:

1.	Work Production (Number of contracts processed per day)

This KPI metric captures the total number of contracts processed per hour per FTE for the purpose of process management.

2.	Quality (Accuracy)

This metric captures the accuracy of contracts processed. Prudential will perform audits on work performed by Vendor as per standard quality guidelines and in accordance with Prudential’s Customer Support Quality Program, for implementing a comprehensive quality review of transactions processed.

3.	Timeliness (TAT – Turn Around Time)

This metric captures the amount of time Vendor takes to process the contracts.

E.3 Secondary KPIs

Vendor shall perform the following Services for Prudential and shall conduct and attend regular meetings with Prudential and provide status reports to Prudential to update Prudential on the status of the following Secondary KPI’s:

1.	Slippage

Slippage is a loss or gain that is incurred when a transaction is backdated to a prior price date.

2.	Referral Quality

An end-to-end review of an individual’s work consisting of processed and closed cases. Individual Quality (“QI”) provides performance feedback on all steps necessary to complete a customer’s request.

3.	Production downtime

This metric captures the total processing productivity lost during the month due to lack of application availability, blocked ID or un-scheduled expiration of application credentials.

4.	Turn Downs and Prudential Review

This metric captures the total number of contracts not meeting ‘good order’ requirements and/or rejected due to complexity of the transaction.

5.	Absenteeism

Absentee rates will be monitored by Vendor on a weekly and monthly basis and reported and evaluated formally on a weekly, monthly, quarterly and YTD basis. This information, along with any applicable action plans to decrease the rate of absenteeism (if necessary) will be communicated to Prudential on a monthly and quarterly basis.

6.	Attrition

Maintaining the Customer Service Professional (“CSP”) workforce is critical to meeting Prudential’s capacity, quality and productivity objectives.

E.4.	Review of Performance Measurements

It is expected that Prudential and

Vendor will teleconference to conduct Monthly Cross-Functional KPI reviews to discuss performance results.

Quarterly program review sessions are either face-to-face meetings or conference calls that cover a wide range of topics, including but not limited to:

•	Review of all KPI Metrics for each process.

•	Work Production

•	Quality

•	Timeliness

•	Slippage

•	Review of staffing results and issues

•	CSP and management attrition

•	Absenteeism

•	Customer Satisfaction and complaint trending results

•	Growth / employee development

•	Employee satisfaction

•	Discussions of strategic planning objectives

•	Training class schedule(s)

•	Enrichment training

•	Capacity planning

E.5. Consequences of Substandard Performance

Failure to meet any of the Critical KPIs will constitute a breach of the Agreement.

F.	Program Resources

F.1.	Management Structure

Vendor shall develop and manage the Prudential program utilizing the following support / management resources and structure as a benchmark based upon historical data.

Vendor shall maintain the leadership team and ensure adequate backup for all functions represented on the Prudential program which is critical to meeting Prudential’s overall goals of consistency and dependability. Any turnover in the Vendor management team will be discussed at the quarterly review meeting.

F.3	Dedicated Work Force

F.4.	Dedicated Workspace & Workstation

G.	Training

G.1.	Training Overview

Initial Program Training

Prudential has developed and owns all training curricula and any changes to the curricula will only be made by Prudential. Prudential will provide Vendor with an online copy of all program specific trainings. The Vendor trainer will be included as one of the class participants and shall attend such trainings.

H.	Relationship Management

H.1.	Relationship Management Roles

Relationship Management is the key link between Prudential and Vendor’s operational units and is responsible for resolving day-to-day account issues. Vendor and Prudential acknowledge and agree that the Relationship Management role will be performed by one designated official each based in USA and India for their respective areas for Vendor and one designated official based in USA for Prudential. The area of responsibility for each of these designated officials will be as listed below:

Prudential’s Relationship Manager:

shall act as Prudential’s Relationship Manager for the entire business as detailed in this Engagement Schedule. He will act as the single point of contact for all functional areas of Prudential.

Vendor’s Relationship Manager based in USA

The Relationship Manager for Vendor based in USA.

His job is to:

•	Provide a single point of contact for all current and future business requirements of Prudential group as a whole.

•	Ensure the successful attainment of all business objectives communicated to Vendor by Prudential and compliance with the provisions of the Agreement

•	Ensure Vendor provides representation at senior management including quarterly business review meetings as and when requested by Prudential.

•	Communicate to Prudential all Vendor requirements for a successful transition of work.

•	Provide local support and guidance to the Vendor migration manager(s) to ensure timely completion of activities contained in the Engagement Schedule and the applicable SOW.

•	Provide prompt response to all business issues raised by Prudential

•	Responsible for timely tracking and receipt of invoices/payments for Services provided.

•	And any other related responsibility added from time to time.

Vendor’s Relationship Manager based in India

VP Operations, will perform this role for Vendor.

His job is to:

•	Ensure the successful attainment of all operational deliverables as contained in SOW document.

•

Communicate to Prudential any and all performance results as required by the Agreement, the Engagement Schedule and the SOWs. Promptly notify Prudential of all emergency situations and make certain that these items are escalated to the proper parties.

•	Provide close supervision to the Vendor migration manager to ensure timely completion of activities in accordance with the Engagement Schedule and applicable SOW.

•	Responsible for timely submission of invoices including supporting document/data for Services provided.

•	Coordinate amongst various internal departments of Vendor like Technology, HR, Training, Quality, Facilities and Logistics, etc. to ensure smooth operations of Prudential program.

•	Manage and coordinate visits of Prudential trainers and other executives.

It is the expectation of Prudential that any change with the above individual’s roles, responsibilities or alignment with Prudential will be discussed and mutually agreed upon in writing.

In addition to the Relationship Management, Vendor and Prudential agree to identify a Senior Officer of the Vendor that will serve as an escalation point for Prudential. As stated in section D3, Vendor’s designated official will be an executive officer. Prudential will nominate its designated official who shall be of the rank of Vice President or above.

H.2.	Using Prudential as a Reference

Vendor agrees that it will use Prudential as a reference when references are requested by a prospective financial services client. Prudential agrees to provide unbiased, meaningful feedback in a timely manner.

H.3	Showcasing Prudential business

Vendor may showcase Prudential’s relationship and its processes to demonstrate Vendor’s capabilities to any of its potential customers upon obtaining the prior written consent of Prudential. Vendor will ensure that no proprietary information, customer data, systems information, screenshots and the like are given out by way of oral or written communication. An appropriate Non Disclosure Agreement shall also be obtained from the visitors before they are allowed to view any of Prudential’s processes. All Confidential Information and Customer Information shall be governed by the terms and conditions contained in the Agreement in addition to the terms and conditions contained in this Engagement Schedule.

H.4	Relationship Review Meeting

A monthly review meeting of the relationship shall be held. The Relationship Managers of both Vendor and Prudential shall attend such meetings. Additional members may be invited by mutual agreement.

I.	Technology Infrastructure

I.1.	Technology Overview

Prudential’s Customer Service organization uses a standard, well-defined hardware and software suite to perform all operations in the course of satisfying Prudential’s Customer requests. This infrastructure consists of a PC for all data related activities. Workstation PCs are connected to a Local Area Network (“LAN”) segment, that is connected to a Wide Area Network (“WAN”), that is connected to Prudential’s primary and backup data processing centers.

I.2.	General

One of Prudential’s primary infrastructure related tenets is to maintain the same level of service to its customers that is presently provided by Prudential’s operations staff. To satisfy this tenet, Vendor shall, to the extent within its control, ensure that there are no unnecessary delays between Prudential’s data center and the offshore PC. With regard to data, unnecessary delays are defined as “those caused by excessive data hops or data delays due to insufficient transmission bandwidth”.

Vendor shall maintain system uptime expectations (for provider controlled/managed equipment) in accordance with and as provided in the Section Q, Key Technology Infrastructure Performance Indicators.

I.3.	Wide Area Network (WAN)

I.4.	Local Area Network (LAN)

I.5.	Workstation PCs

Minimum specifications for this equipment will be consistent with Prudential’s standard desktop PC configuration (see Section O). Vendor will ensure that only PCs that meet these specifications will be used. Vendor will upgrade PCs in accordance with any redefinition of the standard desktop PC configuration specifications in an agreed upon timeframe.

Although the PCs may exceed the Prudential’s defined minimum specifications, the PCs are restricted from including any peripherals that can record and /or distribute software or data. Additionally, no external peripherals may be attached to the PCs without the written consent of Prudential, and Windows administrative rights must be restricted to authorized Vendor Desktop Support team members.

I.6.	Application Suite

Prudential is responsible for making available all applications used at the work site for performing Prudential production and production related activities. Vendor is responsible for assuring that only those applications designated by Prudential reside on the PCs used for conducting business with Prudential; the residence of any other applications on the PCs is in direct violation of Prudential’s security policies.

Prudential will direct all application integration and deployment. Vendor will provide on-site technical support and the names and phone number of the individuals designated as the site’s representatives for all application related activities including problem triage, problem recovery activities and software deployment. These individuals will be responsible for gathering information from the local staff and representing the site on problem calls as well as during software release activities. This individual will also be responsible for written and /or verbal certification that all staff at the site is fully operational using the most recently deployed software.

Vendor is responsible for alerting Prudential’s Problem Management team when a processing anomaly is encountered or when system performance is abnormal. This notification is required regardless of whether it is a Vendor or Prudential problem. Prudential is responsible for the stability of the application suite, coordination of problem resolution (unless the root cause of the problem is within the Vendor controlled WAN segments or a local work site hardware or configuration issue) and overall coordination of remedy deployment.

Any problem that is reported to Prudential will be managed via the Problem Management Process. Problems are prioritized by Severity, which drives how quickly a problem needs to be fixed. Severity definitions along with targeted recovery times are highlighted under Section Q – Key Technology Infrastructure Performance Indicators.

In support of Severity 2 problems (Significant impact to the Operation/acceptable workaround for a period of time), there is no teleconference held but Vendor should expect to provide hourly updates on the status of the problem regardless of who owns the problem (Vendor or Prudential) every hour until problem is resolved. At any point in time, the problem can be escalated to Severity 1 if the workaround cannot be tolerated.

I.8.	Infrastructure Vulnerability Protection

Vendor will ensure that all computers connected to all Vendor controlled LAN and WAN segments linked physically or virtually to Prudential contain safeguards to prevent inappropriate intrusion by people as well as safeguard against Virus and Worm attacks.

I.9.	Vendor Proprietary Software, Materials and Services

In connection with the Work Product and Services provided to Prudential pursuant to this Engagement Schedule, Vendor has identified the following Vendor Proprietary Software, Third Party Software, Third Party Materials, and Third Party Services:

(Vendor to provide in the applicable sections of the SOW)

J.	Recruiting and New Hire Requirements

J.1.	Customer Service Professionals

Background Checks

J.2.	Additional CSP Requirements

The parties will document their mutual understanding of Prudential-required skills and experience profiles for use in identifying and qualifying potential new hires within each SOW.

K.	Privacy / Confidentiality

The provisions of the Agreement relating to confidentiality and the release of proprietary information and trade secrets set forth the obligations of all Vendor officers, employees, representatives and agents and will continue to govern their obligations throughout the term of the Agreement.

L.	Security

L.1.	Overview

Vendor and Prudential shall develop a security plan that addresses Prudential’s requirements listed below. The security plan shall be incorporated into this Engagement Schedule as a contract schedule and Prudential shall have the right to review Vendor’s security plans and audit security measures on at least an annual basis.

L.2.	Physical or Facility Security

Vendor’s offshore site and facilities will utilize security authorization, which limits access to only those areas required for Vendor’s personnel to perform his or her job function

L.3.	Equipment Room Security

L.4.	Data Security

Vendor operates in a Prudential-dedicated environment and will at minimum adhere to the security requirements provided by Prudential. Any changes other than the current requested by Prudential will be mutually discussed and agreed with Vendor. Prudential applications are segregated securely.

L.5.	Procedure to Obtain / Change / Terminate System Logon IDs

All IDs will be provided by Prudential.

L.6.	Documentation Security

The disposal or retention of all documents must follow the Prudential requirements as indicated.

L.7.	Electronic Transmissions Security

M.	Disaster Recovery

M.1.	Overview

The current framework of a Enterprise Business Continuity Plan (“BCP”) is attached hereto as Exhibit B, which will be the basis for the advance arrangements and procedures (to be mutually agreed by the parties) that will enable Vendor to respond to an event in such a manner that Prudential business processes continue without interruption and essential change that will apply to all aspects of the continuation of Services in the event of a disaster. In addition, Process BCP will be defined in the applicable SOW. Any changes to the process level BCP must be approved by Prudential.

The items listed below are included as a part of the BCP, which is reviewed and updated on a regular basis. The BCP shall be incorporated into this Engagement Schedule as a contract schedule and Prudential shall have the right to review Vendor’s BCP plans and also be a part of our testing procedure which shall be revisited at mutual frequency.

M.3.	Fire

M.4.	CSP Transportation and Lodging Backup Plans

M.5.	Incident Reporting

In the event of a disaster, the Vendor Relationship Manager shall provide immediate notice to Prudential of the occurrence of a disaster and thereafter regular disaster recovery progress reports, at such intervals, as Prudential shall designate to the designated Vendor Relationship Manager until normal operations are restored.

N. Pricing / Rates and Term of Engagement

O.	Prudential Equipment Requirements and Listing

P.	Key Operational Performance Indicators

The Key Operational Performance Indicators shall be set forth in the applicable SOW.

Q.	Key Technology Infrastructure Performance Indicators

S.    Vendor’s Compliance with Certain Financial, Operational, and Regulatory Controls.

Vendor represents warrants and covenants that Vendor shall comply with the Financial, Operational and Regulatory Controls set forth on Exhibit C attached hereto in connection with the performance of the Services.

EXHIBIT A: Format of Statement of Work

1.	INCORPORATION INTO ENGAGEMENT SCHEDULE FOR ANNUITIES (SOW)

2.	PROJECT NAME

3.	SERVICE DESCRIPTION AND IN-SCOPE SERVICES

4.	SERVICE LOCATION

5.	SERVICE TIME.

6.	RESOURCES REQUIRED & PRICING

7.	PERSONNEL

8.	PERFORMANCE MEASUREMENTS AGAINST KEY PERFORMANCE INDICATORS (“KPIs”)

9.	TRANSACTION VOLUMES

10.	PRUDENTIAL DEPENDENCIES

11.	MONETARY LOSSES-SLIPPAGE/OVERPAYMENTS

12.	DISASTER RECOVERY

APPENDIX A: PROCESS SERVICE DESCRIPTION AND IN-SCOPE SERVICES

APPENDIX B: JOB DESCRIPTIONS

APPENDIX C: SKILLS PROFILES

APPENDIX D: PERFORMANCE MEASURMENTS: CRITICAL& SECONDARY KEY PERFORMANCE INDICATORS

APPENDIX E: OPERATING GUIDELINES

EXHIBIT B: Business Continuity Plan

Attached is the general corporate BCP document. Vendor maintains the right to update the attached hereto and will provide the Prudential with the most updated version of the document whenever released.

EXHIBIT C: Financial, Operational and Regulatory Controls

COMPLIANCE

CUSTOMER COMPLAINTS, REGULATORY, LEGAL PROCEEDINGS AND ESCALATION PROCESS

Vendor shall promptly forward to Prudential (in accordance with the Operating Guidelines provided and updated from time to time by Prudential) any written or verbal communication received or made to Vendor expressing a complaint with respect to a contract, or otherwise requiring that Prudential or a Prudential designee, rather than Vendor on its behalf, respond to such communication pursuant to the Operating Guidelines. Vendor will work with Prudential to collect and forward any information in Vendor’s possession relevant to the fashioning of a response.

COMPLIANCE TO ANTI-MONEY LAUNDERING (“AML”), USA PATRIOT ACT AND OFFICE OF FOREIGN ASSETS CONTROL (“OFAC”)

1.	Vendor shall comply with the regulations promulgated by OFAC of the US Department of the Treasury and anti-money laundering provisions as set forth in the Operating Guidelines.

SEC RULE 38a-1

1.

Vendor will assist Prudential and/or the applicable Prudential Designees in complying with all requirements of SEC Rule 38a-1 as set forth in the Operating Guidelines and to the extent such compliance is affected by Vendor’s Services hereunder.

2.	Vendor will report any compliance issues upon Vendor’s receipt of any such notification and will then notify Prudential within one (1) Business Day.

3.

In connection with Vendor assembling and providing documents requested by Prudential in connection with Prudential’s compliance with SEC Rule 38a-1, Vendor shall, to the extent commercially reasonable in light of the response time requested by Prudential, review such assembled documents for completeness and responsiveness to the request by Prudential. Vendor will notify Prudential promptly and prior to the due date of the requested information, if any information or data cannot be located within the requested timeframes.

MAINTENANCE OF BOOKS & RECORDS; AUDITS

Vendor shall maintain books and records in accordance with Section 13.11 of the Agreement and as set forth in the Operating Guidelines. Audits shall be limited to information relating to Vendor’s provision of the Services in compliance with its obligations under this Engagement Schedule .

GOVERNMENTAL REQUIREMENTS

(a) In connection with performing the Services, Vendor shall comply with all applicable laws. Vendor shall not be responsible for any violation of, or failure to comply with, any such applicable law if Vendor’s acts or omissions result from relying on information provided by Prudential or, if acting as expressly authorized by Prudential or a Prudential designee in writing. If Vendor has any specific requests for legal and regulatory information from Prudential, such requests shall be submitted to Prudential via a designated representative of Prudential and Prudential will respond within a commercially reasonable time.

(b) In connection with receiving the Services, Prudential shall comply with all applicable laws.

(c) The parties acknowledge and agree that this Section is not intended to create an attorney-client relationship between the parties.

DISBURSEMENT (PRODUCTION)

STATEMENT OF WORK TO ENGAGEMENT SCHEDULE FOR ANNUITIES

This Statement of Work ( ‘SOW”) provides the mutual understandings applicable to services (“Services”) to be performed under Engagement Schedule Number 6 between the parties hereto dated as of January 25, 2010 (the “Engagement Schedule”) to the General Services Agreement dated March 8, 2004 (“Agreement”), between the parties hereto, and is entered into as of the effective date January 25, 2010 (the “Effective Date”) by and between The Prudential Insurance Company of America (“Prudential”, with its principal offices at 55 Livingston Avenue, Roseland, New Jersey 07068 and ExlService Holdings, Inc., (“Vendor”), a Delaware corporation, having its office at 280 Park Avenue, 38th Floor, New York, NY 10017. In the event of a conflict between this SOW, the Engagement Schedule or the Agreement, the terms of this SOW shall control.

1.INCORPORATION INTO ENGAGEMENT SCHEDULE FOR ANNUITIES (SOW)

This document is hereby incorporated into and made a part of the Engagement Schedule between Prudential and Vendor. The Purpose of this document is to provide more detailed information on process scope, Nest Period, process key performance indicators, resource requirements, etc. References in this document to Sections, Articles and Exhibits will refer to the Sections, Articles and Exhibits of this Statement of Work unless otherwise noted.

2.PROJECT NAME

The name of the process covered by this document is “Disbursements”.

3.SERVICE DESCRIPTION AND IN-SCOPE SERVICES

Process Overview

Vendor shall be responsible for monitoring the Work Queues and processing in scope Customer Disbursement Requests, identifying the work types and markets, verifying Good Order, redirecting and escalating to Prudential any out of scope requests or Not In Good Order requests in accordance with Prudential’s applicable Operating Guidelines and applicable law, in particular US federal and state securities and insurance laws, adhering to the specified Quality Control program.

Phases of Service

Services from Vendor covered by this SOW will be provided in two phases:

Nest Period

Nest Period for this SOW starts on November 16, 2009 and will end on the Steady State date.

Steady State

Steady State is defined as the date from which Vendor is responsible for achieving and maintaining the Critical KPIs

Technology updates and changes: Prudential will communicate application and tools upgrade notification in advance to the Vendor and advise on downtime notifications during Vendor processing

Quality update and feedback: Vendor will be responsible to correct errors identified by either Vendor or Prudential before system batch of the day the error was identified. During the Steady State Phase, Vendor will conduct quality audits, collect and report on Quality Metrics of Vendor associates to ensure they are in compliance with agreed KPIs and Prudential standards. If Vendor associates contest an error, it must be escalated and resolved same day before system batch. To contest an error, the Vendor manager must send email to the Prudential contact. Prudential will make final resolution on any contested error.

(Refer to Appendix A for process service scope details and Appendix E for Operating Guidelines, as may be amended by Prudential from time to time).

4.	SERVICE LOCATION

The Services will be performed at the following location, India.

5.	SERVICE TIME.

a) Vendor Personnel will deliver productive hours of work as per the table below. The operational hours for the Services are Monday-Friday, excluding mutually agreed holidays as per the Engagement Schedule, and will be adjusted as needed for Daylight Savings Time.

Days of Week	U.S. Eastern Standard Time

6.	RESOURCES REQUIRED & PRICING

7.	PERSONNEL

Vendor – Key Personnel

Name	Position/Role	Contact Information

Vendor – Other Personnel (on a part-time basis)

Name	Position/Role	Contact Information

Prudential

Name	Position/Role	Contact Information

8.	Performance Measurements against Key Performance Indicators (“KPIs”) defined in the Engagement Schedule:

The standard applicable metrics on the process will include specific measures on:

—	Quality – Measurements around the accuracy of work units and error analysis

—	Work Production – Measurements around units of work completed

—	Timeliness – Measurements around the time for work units produced

—	Slippage Reporting – Loss or gain that is incurred when a transaction is backdated

—	Overpayments Reporting - Overpayment when a transaction is processed above the amount requested by the customer.

Detailed definitions of each KPI metric, its calculation, reporting, frequency and plans for both Nest Period and Steady State can be found in Appendix D.

9. TRANSACTION VOLUMES

Vendor is responsible for the timely and accurate processing of Disbursement transactions as described above given the volumes of work provided to Vendor by Prudential

9.1 Forecast and Anticipated Volumes

9.2 Actual Volumes and Variance from Forecast

10.	Prudential Dependencies:

Access to and availability of application, software and tools to support services: For uninterrupted processing during production hours,

12.	Disaster Recovery:

In addition to the current Vendor Corporate Business Continuity Plan, Vendor and Prudential mutually agree to develop, , a process-specific Business Continuity Plan

IN WITNESS WHEREOF, the Parties have caused their names to be duly signed hereto by their respective officers thereunto duly authorized as of the date set forth below.

ExlService Holdings Inc.	The Prudential Insurance Company of America

Name:	Name:

Title:	Title:

Date:	Date:

Appendix A

DISBURSEMENT PROCESS SERVICE DESCRIPTION AND IN-SCOPE SERVICES

In Scope

1.	Customer Disbursement Requests

2.	Verification of Good Order

3.	Customer Disbursement Requests Pricing Date

a.

4.	Monitoring and Processing Work Queues

5.	Appropriate Redirection of work

6.	Communication Process

a.	Vendor, working with Prudential, shall maintain an inter-company communication process to ensure timely communications between Prudential and Vendor.

7.	Adherence and Performance of Quality Control program

Out of Scope

1.	Customer Disbursement Requests

a.	Vendor shall follow the procedures to process requests found Not in Good Order as defined in the Operating Guidelines.

b.

Vendor shall monitor the Work Queues specified in Section 4 above, for any Customer Disbursement Requests and redirect the out of scope scenarios listed in the table below following the Handling Procedure column.

Appendix B

DISBURSEMENTS JOB DESCRIPTION

Appendix C

DISBURSEMENTS SKILLS PROFILE

Appendix D

DISBURSEMENTS PERFORMANCE MEASURMENTS

CRITICAL& SECONDARY KEY PERFORMANCE INDICATORS

CRITICAL KPIs

Quality – Work Accuracy Metric

Timeliness (TAT – Turn Around Time)

Work Production

SECONDARY KPIs

Slippage

Overpayments

Referral Quality/Quality Individual (QI)

Turn Downs and Client Review

Absenteeism

Attrition / Turnover

Appendix E

DISBURSEMENTS OPERATING GUIDELINES

APPENDIX F

VENDOR PROPRIETARY SOFTWARE, MATERIALS AND SERVICES

REASSIGNMENTS (PRODUCTION)

STATEMENT OF WORK TO ENGAGEMENT SCHEDULE FOR ANNUITIES

This Statement of Work ( ‘SOW”) provides the mutual understandings applicable to services (“Services”) to be performed under Engagement Schedule Number 7 between the parties hereto dated as of January 25, 2010 (the “Engagement Schedule”) to the General Services Agreement dated March 8, 2004 (“Agreement”), between the parties hereto, and is entered into as of January 25, 2010 (the “Effective Date”) by and between The Prudential Insurance Company of America (“Prudential”), with its principal offices at 55 Livingston Avenue, Roseland, New Jersey 07068 and ExlService Holdings, Inc., (“Vendor”), a Delaware corporation, having its office at 280 Park Avenue, 38th Floor, New York, NY 10017. In the event of a conflict between this SOW, the Engagement Schedule or the Agreement, the terms of this SOW shall control.

1.	INCORPORATION INTO ENGAGEMENT SCHEDULE FOR ANNUITIES (SOW)

This document is hereby incorporated into and made a part of the Engagement Schedule between Prudential and Vendor. The Purpose of this document is to provide more detailed information on process scope, Nest Period, process key performance indicators, resource requirements, etc. References in this document to Sections, Articles and Exhibits will refer to the Sections, Articles and Exhibits of this Statement of Work unless otherwise noted.

2.	PROJECT NAME

The name of the process covered by this document is “Reassignments”.

3.	SERVICE DESCRIPTION AND IN-SCOPE SERVICES

Process Overview

Purpose:

Vendor shall be responsible for monitoring the Work Queues and processing in scope Agent of Record Reassignment Requests, verifying Good Order, redirecting and escalating to Prudential any out of scope or Not in Good Order requests in accordance with Prudential’s Operating Guidelines and applicable law, in particular US federal and state securities and insurance laws in adherence to the specified Quality Control Program.

Phases of Service

Services from Vendor covered by this SOW will be provided in two phases:

Nest Period

Nest Period for this SOW starts on November 16, 2009 and will end on the Steady State date.

Steady State

Steady State is defined as the date from which Vendor is responsible for achieving and maintaining the Critical KPIs.

Technology updates and changes: Prudential will communicate application and tools upgrade notification in advance to the Vendor and advise on downtime notifications during Vendor processing

Quality update and feedback: Prudential will be responsible, during Nest Period, for performing audits, as specified in the quality audit table, for Vendor processing and provide feedback on errors committed and correction method on each of the errors realized.

(Refer to Appendix A for process service scope details and Appendix E for Operating Guidelines, as may be amended by Prudential from time to time).

4.	SERVICE LOCATION

The Services will be performed at the following location, India.

5.	SERVICE TIME.

a) Vendor Personnel will deliver productive hours of work as per the table below. The operational hours for the Services, excluding mutually agreed holidays as per the Engagement Schedule, and will be adjusted as needed for Daylight Savings Time.

Days of Week	U.S. Eastern Standard Time

6.	RESOURCES REQUIRED & PRICING

7.	PERSONNEL

Vendor– Key Personnel

Name	Position/Role	Contact Information

Vendor– Other Personnel (on a part-time basis)

Name	Position/Role	Contact Information

Prudential

Name	Position/Role	Contact Information

8.	Performance Measurements against Key Performance Indicators (“KPIs”) defined in the Engagement Schedule:

The standard applicable metrics on the process will include specific measures on:

•	Quality – Measurements around the accuracy of work units and error analysis

•	Work Production – Measurements around units of work completed

•	Timeliness – Measurements around the time for work units produced

Detailed definitions of each KPI metric, its calculation, reporting, frequency and plans for both Nest Period and Steady State can be found in Appendix D.

9. TRANSACTION VOLUMES

Vendor is responsible for the timely and accurate processing of Reassignment transactions as described above given the volumes of work provided to Vendor by Prudential

9.1 Forecast and Anticipated Volumes

9.2 Actual Volumes and Variance from Forecast

10.	Prudential Dependencies:

Access to and availability of application, software and tools to support services: For uninterrupted processing during production hours,

11.	Monetary Losses-Slippage/Overpayments:

e.

12.	Disaster Recovery:

In addition to the current Vendor Corporate Business Continuity Plan, Vendor and Prudential mutually agree to develop, a process-specific Business Continuity Plan

IN WITNESS WHEREOF, the Parties have caused their names to be duly signed hereto by their respective officers thereunto duly authorized as of the date set forth below.

ExlService Holdings Inc.	The Prudential Insurance Company of America

Name:	Name:

Title:	Title:
Date:	Date:

APPENDIX A

REASSIGNMENT & BLOCK TRANSFER PROCESS SERVICE DESCRIPTION AND IN-SCOPE SERVICES

In Scope

1.	Agent of Record Reassignment and Block Transfer Requests

2.	Verification of Good Order

3.	Agent of Record Reassignment and Block Transfer Requests Pricing Date

4.	Monitoring and Processing Work Queues

5.	Appropriate Redirection of work

6.	Communication Process

a.	Vendor, working with Prudential, shall maintain an inter-company communication process to ensure timely communications between Prudential and Vendor.

7.	Adherence and Performance of Quality Control program

Out of Scope

1.	Agent of Record Reassignment and Block Transfer Requests

a.	Vendor shall follow the procedures to process requests found Not in Good Order as defined in the Operating Guidelines.

b.	Vendor shall monitor the Work Queues specified in Section 4 above, for any Agent of Record Reassignment and Block Transfer Requests and redirect the out of scope scenarios as defined in the Operating Guidelines.

APPENDIX B

REASSIGNMENTS JOB DESCRIPTION

APPENDIX C

REASSIGNMENTS JOB DESCRIPTION

APPENDIX D

REASSIGNMENTS PERFORMANCE MEASUREMENTS

CRITICAL & SECONDARY KEY PERFORMANCE INDICATORS

CRITICAL KPIs

Quality – Work Accuracy Metric

Timeliness (TAT – Turn Around Time)

Work Production

SECONDARY KPIs

Referral Quality/Quality Individual (QI)

Turn Downs and Prudential Review

Absenteeism

Attrition / Turnover

APPENDIX E

REASSIGNMENTS OPERATING GUIDELINES

APPENDIX F

VENDOR PROPRIETARY SOFTWARE, MATERIALS AND SERVICES